                             CSW International, Inc.
                        Intercompany Service Transactions
                    For the Quarter Ended September 30, 1997
                                   (Unaudited)


        Name                                     Type of Service                      Amount
----------------------                    ---------------------------------        -------------
CSW Energy, Inc.                          Salaries and overheads                     $ 1,223,784
(Wholly owned subsidiary of               in support of CSW International, Inc.
Central and South West Corporation)       projects.

Central and South West Services, Inc.     Salaries, overheads, and travel              1,724,204
(Wholly owned subsidiary of               in support of CSW International, Inc.
Central and South West Corporation)       projects.

Guarantees issued by CSWI, for the account of:
    Turkey project (Letter of Credit)                                                    500,000
    Enertek project                                                                    1,793,862
    CSW Energy - 6.875% Senior Notes, due 2001                                       200,000,000 *

   *  Only $80,050,515 of the proceeds have been spent to date.